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                       [FIRST BANC TRUST CORP LETTERHEAD]

                                                                    EXHIBIT 99.1

For further Information:

At First BancTrust:                          At The Investor Relations Company:
Terry J. Howard                              Brien Gately or
President and Chief Executive Officer        Karl Plath
(217) 465-0260                               (847) 296-4200


FOR IMMEDIATE RELEASE


                 FIRST BANCTRUST PROVIDES FIRST-QUARTER GUIDANCE

     COMPANY ALSO ANNOUNCES ACCELERATED EXPANSION EFFORTS IN NEW MARKET AREA


PARIS, ILLINOIS, MAY 7, 2004--First BancTrust Corporation (Nasdaq: FBTC), citing several factors including the low interest-rate environment and increased costs in connection with its geographic expansion, today reported it anticipates first-quarter net income to be about 50 percent lower than a year earlier.

"Increased personnel and office occupancy expenses associated with our expedited deployment into the Champaign County, Illinois, market are expected to have a negative impact on earnings this quarter versus last year, when we had no such expense," said Terry J. Howard, president and chief executive officer. "In addition, management recognized and paid incentives to some employees that were earned earlier but deferred into the first quarter. That was the result of an overhaul of how those incentives are calculated and when they are paid to more accurately reflect the value of certain lending activities to the bank in the future."

Howard also noted that, as anticipated, further compression of net interest margin and a reduction in fee income derived from loan origination activity at subsidiary First Bank & Trust, s.b., also affected earnings during the first quarter 2004.

"Loan origination activity in our current market has declined as expected as interest rates bottomed out," Howard said. "However, historically high repayment of loans continued at an accelerated pace well into the first quarter, resulting in higher than expected write-downs of premiums paid on mortgage-backed securities in the bank's investment portfolio."

He added that declining refinance activity will result in fewer loan repayments, which will benefit First Bank's loan portfolio and servicing fee income going forward.

ACCELERATED SAVOY EXPANSION

Howard said the bank's expansion into fast-growing Savoy in Champaign County, home of the University of Illinois, also bodes well for longer-term growth, including in its newly expanded financial services and commercial lending operations.

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"Our Savoy operations, scheduled to move in August from small temporary facilities to a new larger full-service building under construction, are being directed by a team of outstanding professionals," Howard said. "Jack Franklin, a Savoy resident, president of our First Bank of Savoy, has been joined by residential housing specialist Phyllis Webster, who as senior lending officer will spearhead our efforts in that market. She is a resident of Urbana and has more than 15 years experience offering a full range of lending services to homeowners in East Central Illinois.

"We have also been fortunate to attract Adam Yaezel of Philo as our commercial lending officer," Howard added. "He has been in banking in Champaign County for nearly a decade and brings significant experience in commercial lending as well as commercial and residential real estate development loans.

"We are firmly convinced that having this top-rate team in place in Savoy prior to opening the new facility later this summer will enhance our ability to secure market share in this growing and vibrant community. Although the accelerated personnel costs associated with these moves are affecting short-term earnings, we are certain that it is in the best long-term interest of our stockholders to expand quickly into a new, growing market area."

"The investment we are making will allow us to add new business sooner and significantly enhance our profitability over the longer term," Howard said. "We will continue to pursue new opportunities that will both strengthen the balance sheet and improve income over the long term."

First BancTrust Corporation is a holding company that owns all of the capital stock of First Bank & Trust, S. B., an Illinois-chartered savings bank that conducts business from its main office located in Paris, Illinois, and branch offices in Marshall and Savoy, Illinois. On December 31, 2003, the company had $226 million of total assets, $200 million of total liabilities and $26 million of stockholders' equity.

This press release contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 as amended, and is including this statement for purposes of these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Company, are generally identifiable by use of the words "believe," "expect," "intend," "anticipate," "estimate," "project," or similar expressions. The Company's ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse affect on the operations and future prospects of the Company and its wholly-owned subsidiaries include, but are not limited to, changes in: interest rates; general economic conditions; legislative/regulatory provisions; monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board; the quality of composition of the loan or investment portfolios; demand for loan products; deposit flows; competition; demand for financial services in the Company's market area; and accounting principles, policies, and guidelines. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Further information concerning the Company and its business, including additional factors that could materially affect the Company's financial results, is included in the Company's filings with the Securities and Exchange Commission.

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